EXECUTION COPY
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                        TRANSITION AGREEMENT AND RELEASE
                        --------------------------------


     THIS TRANSITION AGREEMENT AND RELEASE (this "Agreement"), made and entered into as of November 1, 1996 by and between NETCOM ON-LINE COMMUNICATION
                                           ----------------------------
SERVICES, INC., a Delaware corporation (the "Company"), and DONALD HUTCHISON
--------------                                              ----------------
("Employee"),

                              W I T N E S S E T H:

     WHEREAS, Employee wishes to resign from full-time employment as an officer on November 15, 1996, and Employee and the Company have mutually agreed upon a plan to transition Employee's duties to part-time employment at that time; and

     WHEREAS, Employee and the Company are not parties to any written or oral employment agreements, other than that certain Employee Letter Agreement by and between Employee and the Company, dated as of May 9, 1995 (the "Employment Agreement"):

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. Resignation as Officer and Full-Time Employee; Amendment of Employment
        ----------------------------------------------------------------------
Agreement. As of November 15, 1996 (the "Effective Date"), Employee hereby
---------
voluntarily and irrevocably resigns as an officer of the Company and agrees to become a part-time employee of the Company, as provided in Section 8 hereof.

     Notwithstanding anything to the contrary herein or therein, the Employment Agreement is hereby amended to reflect

          (i) Employee's change of title and responsibili- ties as set forth in the first paragraph of this Section 1;

          (ii) that except as provided in Section 2 below, Employee shall not be entitled to any salary continuation, severance benefits or other compensation from the Company upon or after his resignation of full-time employment or any termination of such employment by the Company, with or without cause, that except as provided in Section 2 below, the Company shall not have any liability or obligation to Employee upon any of such events and that the six (6) months salary continuation upon certain events provided for in Section 7 of the Letter Agreement is superseded by Section 2 below; and


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          (iii) that Employee shall be permitted to participate in NETCOM's officer's bonus plan with respect to services rendered during 1996 as if Employee had been an employee during the entire calendar year 1996, notwithstanding that Employee shall cease being a full-time employee prior to January 31, 1997.

     2. Compensation and Benefits During the Interim Period. Unless earlier
        ---------------------------------------------------
terminated due to a breach of any of the conditions set forth in Section 3 hereof after the Effective Date, Employee shall be entitled, upon the termination of his full-time employment with the Company (other than as the result of a termination with cause as defined in the Employment Agreement) to receive the following:

     (a) Salary Continuation. Employee shall be eligible to receive salary
         -------------------
continuation for a period beginning on the Effective Date and ending on January 31, 1997 (the "Interim Period"), on a regular basis in accordance with normal payroll practices and procedures and less regular payroll deductions. Not later than January 31, 1997, Employee shall receive, in a lump sum, an amount equal to his salary for the period from February 1, 1997 through and including May 9, 1997, less regular payroll deductions.

     (b) Bonus. Employee shall be permitted to participate in NETCOM's officer's
         -----
bonus plan with respect to services rendered during 1996 as if Employee had been an employee during the entire calendar year 1996, notwithstanding that Employee shall cease being a full-time employee prior to December 31, 1996. Employee understands that although he will participate in the officer's bonus plan, there is no assurance or guarantee that a bonus will be paid to Employee.

     (c) Additional Vesting of Stock Options. Employee currently has two
         -----------------------------------
outstanding options to purchase Common Stock of the Company (the "Options") and has no other rights to purchase securities of the Company. The first Option represents 22,321 shares (of which 12,650 shares have been exercised), and the second Option represents 66,964 shares. Subject to the conditions set forth herein and therein, these Options shall continue to vest at the rate set forth therein until January 31, 1997 (the "Vesting Continuation Period"). On January 31, 1997, all remaining unvested Options shall vest and shall be completely exercisable; provided that if Employee shall have breached this Agreement or if Employee shall then be in breach of this Agreement, then no further vesting shall occur on such date. Employee shall be entitled to exercise any vested options, and such options shall not terminate until April 30, 1997. Employee shall be subject to, and comply with, all insider trading policies of the Company until three (3) calendar


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


days have elapsed after the Company's announcement of earnings for its September 30, 1996 quarter.

     (d) Medical Benefits. Effective as of the Effective Date, Employee shall be
         ----------------
granted COBRA coverage for a period of 18 months beginning on the Effective Date, with respect to the medical and dental benefits Employee has enjoyed prior to the Effective Date. The Company shall assume and pay the cost of such COBRA coverage for Employee. Effective as of the Effective Date, Employee shall no longer be covered by, or be entitled to coverage under, the Company's life, accidental death, and disability benefit plans.

     (e) Dial-Up Account; Phone Number. Employee shall be provided with a
         -----------------------------
dial-up internet access account by the Company and shall be entitled to retain his telephone number with the Company, in each case until January 31, 1997.

     (f) Benefits. Except as described in this Section 2, Employee shall
         --------
continue to be eligible for other employee benefits, except as specifically required by law, during the Interim Period, including, without limitation, accrual of vacation pay and participation in the Company's stock purchase plan or stock option plan; provided that all of such benefits shall terminate on January 31, 1997. Notwithstanding anything to the contrary herein, accrued vacation pay shall be paid as of January 31, 1997.

     3. Conditions To Salary Continuation, Loan Forgiveness and Additional
        ------------------------------------------------------------------
Vesting. The rights of Employee to salary continuation under Section 2(a) and to
-------
additional vesting of stock options under Section 2(b) are subject to continued satisfaction until January 31, 1997 of the following conditions, which require that Employee shall not have:

          (a) directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent or stockholder of any company, engage in any business activity involving product or services that provide interconnectivity over either public or private networks for either commercial or nonprofit use, including, but not limited to America Online, Inc., CompuServe, Prodigy, UUNET Technologies, Performance Systems International, AT&T (with respect to that portion of that entity or any of its divisions or subsidiaries engaged in the business of providing Internet access), Netscape Communications Corporation, Microsoft and NetManage, Inc. (the "Named Competitors") or in any other business activity directly or indirectly in competition with any of the products or services being actively developed, marketed, distributed or sold by the Company (a "Competitor") (Notwithstanding the foregoing,


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     companies whose business is primarily the sale of software, and which do not offer products or services that compete with Company products or services shall not be considered "Competitors.);

          (b) solicited or actively encouraged any of the Company's employees or consultants to leave the Company, or hired any of them to work for himself or any entity that he is affiliated with in any capacity (provided that Employee shall be entitled to solicit and/or hire any of such persons 90 days after they cease to be an employee of or consultant to the Company, if Employee has not solicited such person prior thereto), with the exception of Pillsbury Madison & Sutro LLP, Ernst & Young LLP and Heidrich & Struggles, Inc.;

          (c) materially breached, his Proprietary Information Agreement with the Company or any similar agreement with the Company;

          (d) induced, or attempted to induce, any custo- mers of the Company not to purchase services from the Company;

          (e) ceased to be an employee of the Company (other than as a result of a termination without "cause," as defined in Section 8);

          (f) revoked his acceptance of this Agreement pursuant to Section 6(b)(i) hereof or the release delivered pursuant to Section 6 below; or

          (g) failed to execute and deliver to the Company without further consideration on January 31, 1997 a release, dated as of such date, in the form of Exhibit A hereto.

     4. Arbitration. The parties agree that any dispute arising out of the
        -----------
employment relationship between them, including any decision by the Company to terminate Employee's rights hereunder as a result of a violation of any of the conditions of Section 3 hereof, shall be resolved by arbitration as described in
Section 6 of the Employment Agreement.

     5. Employee's Representations. EMPLOYEE HEREBY REPRESENTS
        --------------------------
AND WARRANTS TO THE COMPANY THAT HE HAS FULLY REVIEWED THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT HE FULLY UNDERSTANDS THIS AGREEMENT AND SUCH TRANSACTIONS. IN CONNECTION WITH THIS REVIEW, EMPLOYEE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL, FINANCIAL AND OTHER ADVISORS OF HIS CHOOSING, AND IF HE HAS DECIDED NOT TO DO SO, SUCH CHOICE WAS


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


HIS VOLUNTARY DECISION. THE TERMS OF THIS AGREEMENT ARE VOLUNTARILY ACCEPTED BY EMPLOYEE WITHOUT DURESS OR COERCION.

     6. Mutual Release.
        --------------

     (a) General Release by Employee. Employee, on behalf of himself, his family
         ---------------------------
members and his and their heirs and successors, assigns, attorneys and agents, hereby releases and forever discharges the Company, as well as its officers, attorneys, directors, employees, shareholders and agents, and their successors and assigns (collectively "Company Releasees") from any and all claims, contracts, liabilities, damages, expenses and causes of action, whether in law or in equity, known or unknown, which he ever had or now has against one or more of the Company Releasees (collectively "Claims"), to the extent such Claims relate in any way directly or indirectly, in whole or in part to: Employee's resignation as a full-time employee and officer pursuant to Section 1 hereof, the fact that Employee is or was an employee, officer, shareholder or agent of the Company; any services performed by Employee for the Company; Employee's employment or non-employment by the Company; any alleged harassment suffered by Employee during his employment at the Company; any status, term or condition of such employment; any physical or mental harm or distress arising from such termination, employment or non-employment; any claims based upon federal, state or local laws prohibiting employment discrimination, including but not limited to claims of discrimination under the Fair Employment and Housing Act or Title VII of the 1964 Civil Rights Act; breach of contract or any other legal basis.

     (b) Age Discrimination in Employment Act.
         ------------------------------------

     (i) Pursuant to the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended by the federal Older Workers Benefit Protection Act, Employee has twenty-one (21) days after delivery of this Agreement to him to accept the offer set forth in this Agreement by signing the Agreement and delivering it to the Company, although he may accept the offer by signing and delivering the Agreement before such date. If he accepts the offer by executing this Agreement, he shall have a period of seven (7) days from the date immediately following the date of his execution of this Agreement during which he may revoke his acceptance.

     (ii) Employee has the right to consult an attorney before executing this Agreement and the waiver and release contained herein. Pursuant to ADEA, the Company hereby advises him to do so if he has not already done so.

     (iii) The waiver and release contained in Section 6(a) of this Agreement shall be deemed to include a waiver and release of rights or claims arising under ADEA, other than such rights


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


or claims as may arise after the date this Agreement is executed by Employee.

     (iv) In accordance with ADEA, Employee's execution of this Agreement will constitute his acknowledgement that (A) he has been advised in writing of his right to consult with an attorney prior to executing this Agreement and the waiver and release contained herein; (B) he is aware that the waiver and release contained herein applies to rights or claims he may have under ADEA; and (C) as consideration for executing this Agreement, including the waiver and release contained herein, he has received additional benefits and compensation of value, to which he would not otherwise be entitled.

     (c) Waiver of Other Recourse. Employee understands that various federal,
         ------------------------
state and local laws prohibit age, sex, national origin, race and other forms of employment discrimination and that these laws are enforced through the U.S. Equal Employment Opportunity Commission, and similar state and local agencies. Employee understands that if he believed that his treatment by the Company had violated any of these laws, he could consult with these agencies and file a charge with them. Instead, Employee has voluntarily decided to accept the Company's offer in this Agreement and to waive and release any and all claims he may now have under such laws.

     (d) Release by Company. The Company hereby releases and forever discharges
         ------------------
Employee, his successors and assigns (collectively "Employee Releasees") from any and all claims, demands, costs, contracts, liabilities, objections, rights, damages, expenses, compensation and actions and causes of action of every nature, whether in law or in equity, known or unknown, or suspected or unsuspected, which it ever had or now has against one or more of the Employee Releasees of any type, nature and description (collectively "Claims"), to the extent such Claims relate in any way directly or indirectly, in whole or in part to, or are in any way connected with or based upon: the fact that Employee is or was an employee, officer, shareholder, consultant or agent of the Company; Employee's resignation as a full-time employee and officer pursuant to Section 1 hereof; any services performed by Employee for the Company; Employee's employment or non-employment by the Company; or any status, term or condition of such employment, other than (i) breach of the Employment Agreement as amended hereby, or (ii) any breach of Employee's Proprietary Information Agreement with the Company.

     (e) Continuing Obligations. Nothing under this Section 6 shall affect the
         ----------------------
parties' obligations under this Agreement, the Employment Agreement, as amended hereby, Employee's Proprietary Information Agreement with the Company or the Indemnity Agreement between Employee and the Company.


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

     7. Section 1542. Employee and the Company expressly waive and relinquish
        ------------
any and all rights which such party may have under section 1542 of the California Civil Code, which reads as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     8. Continued Employment. As a condition to receiving salary continuation
        --------------------
during the Interim Period under Section 2(a) and vesting continuation during the Vesting Continuation Period under Section 2(b), Employee shall be available to perform services for the Company, from the Effective Date through the end of the Vesting Continuation Period, on a part-time basis as a part-time employee on the terms set forth in this Section 8, without further compensation. Employee shall devote his efforts in the area of competitive developments in the area of technology for (i) transport alternatives (e.g., microwave, satellite, etc.) and
(ii) internet software alternatives (e.g., products for call avoidance, internet telephony, etc.) and shall be available on the basis of one day per week (or the equivalent), to the extent reasonably needed to perform the above-enumerated tasks, with a monthly report thereon to be delivered to the Company. Such report shall include a description of potential acquisitions or business combinations that Employee believes should be brought to the attention of the Company, and shall contain such other information as the Company and Employee shall mutually agree. The days, times and location at which Employee shall perform such tasks shall be determined by the Chief Executive Officer, in his reasonable discretion. Such services shall be ordinarily provided by Employee from his home, although the Company may from time-to-time request that such services be provided at its offices, in which case Employee shall be reimbursed, in advance, for all reasonable expenses incurred in providing such services. Employee shall not retain an office at the Company for the provision of such services. If Employee incurs reasonable telephone, fax and other out-of-pocket expenses while providing such services, he shall be entitled to reimbursement in accordance with the Company's standard policies; provided that Employee shall not incur travel or entertainment expenses in excess of $100 without the prior written approval of the Company. The foregoing shall not preclude Employee from engaging in civic, charitable or religious activities or from devoting his full business efforts and time to serving as an employee, officer or director of other companies, provided that he fulfills his responsibilities to the Company under this Section 8.

     Employee's relationship as an employee during the Vesting Continuation Period may be terminated by the Board of Directors


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


of the Company with or without cause. Except as otherwise provided herein, the Options shall continue vesting (subject to meeting the other conditions thereto set forth in Section 3) throughout the rest of the term of the Vesting Continuation Period if such termination is without cause. A termination for "cause" shall only be effective if Employee is first given ten (10) days' notice and an opportunity to cure. "Cause" for purposes of this Section 8 only shall mean consistent and willful failure to perform his duties as a part-time employee or gross negligence after the Effective Date hereof. Employee may resign as an employee at any time by written notice to the Company, in which case his rights under Section 2 shall terminate.

     9. Notice. Any notice to be delivered pursuant to this Agreement shall be
        ------
in writing and shall be deemed delivered upon service, if served personally, or three days after deposit in the United States Mail, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, addressed to the other party at the address set forth herein, or such other address as may be designated in accordance herewith:

If to Employee:

                  Donald Hutchison
                  2631 Howard Street
                  San Carlos, CA  94070

If to the Company:

                  NETCOM On-Line Communication Services, Inc.
                  Two North Second Street
                  San Jose, CA 95113
                  Attn:  David W. Garrison, President and
                             Chief Executive Officer

     10. Binding Effect. This Agreement shall be binding upon, and inure to the
         --------------
benefit of, Employee and his heirs, personal representatives, executors and administrators, and shall inure to the benefit of and be binding upon the Company, its successors and assigns.

     11. Amendment. This Agreement may be modified or amended only by written
         ---------
consent of both parties.

     12. Governing Law. This Agreement shall be governed by the laws of the
         -------------
State of California as if entered into between California residents and wholly to be performed in California, notwithstanding California choice of law rules.

     13. Entire Agreement. This instrument contains the entire agreement of the
         ----------------
parties relating to the subject matter hereof, and supersedes all prior and contemporaneous negotiations,


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


correspondence, understandings and agreements of the parties relating to the subject matter hereof.

     14. Severability. In the event that any provision of this Agreement is held
         ------------
to be invalid or unenforceable for any reason, the Company and Employee shall replace such provision with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision, and the remaining provisions of the Agreement shall continue in full force and effect.

     15. Waiver. The waiver by any party of any provision of this Agreement or
         ------
any breach of this Agreement shall not operate or be interpreted as a waiver of any other provision or breach existing then or arising in the future.

     16. Expenses. Each party shall pay all costs and expenses incurred or to be
         --------
incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     17. Counterparts. This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        NETCOM ON-LINE COMMUNICATION
                                        SERVICES, INC.



                                        By
                                           ------------------------------------

                                        Title
                                              ---------------------------------



                                        ---------------------------------------
                                                   Donald Hutchison


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


                                                                       Exhibit A

                                 MUTUAL RELEASE

     The undersigned parties, NETCOM On-Line Communication Services, Inc., Two North Second Street, San Jose, CA 95113 (the "Company"), and Donald Hutchison, 2631 Howard Street, San Carlos, CA 94070 ("Employee"), hereby agree as follows:

     1. General Release by Employee. Employee, on behalf of himself, his family
        ---------------------------
members and his and their heirs and successors, assigns, attorneys and agents, hereby releases and forever discharges the Company, as well as its officers, attorneys, directors, employees, shareholders and agents, and their successors and assigns (collectively "Company Releasees") from any and all claims, contracts, liabilities, damages, expenses and causes of action, whether in law or in equity, known or unknown, which he ever had or now has against one or more of the Company Releasees, or may have in the future (collectively "Claims"), to the extent such Claims relate in any way directly or indirectly, in whole or in part to: Employee's resignation as a full-time employee, officer and director pursuant to Section 1 of the Transition Agreement and Release dated of November 1, 1996 between the parties (the "Transition Agreement"), the fact that Employee is or was an employee, officer, shareholder or agent of the Company; the termination of Employee's employment and other positions with the Company; any services performed by Employee for the Company; Employee's employment or non-employment by the Company; any alleged harassment suffered by Employee during his employment at the Company; any status, term or condition of such employment; any physical or mental harm or distress arising from such termination, employment or non-employment; any claims based upon federal, state or local laws prohibiting employment discrimination, including but not limited to claims of discrimination under the Fair Employment and Housing Act or Title VII of the 1964 Civil Rights Act; breach of contract or any other legal basis.

     2. Release by Company. The Company hereby releases and forever discharges
        ------------------
Employee, his successors and assigns (collectively "Employee Releasees") from any and all claims, demands, costs, contracts, liabilities, objections, rights, damages, expenses, compensation and actions and causes of action of every nature, whether in law or in equity, known or unknown, or suspected or unsuspected, which it ever had or now has against one or more of the Employee Releasees of any type, nature and description, or may have in the future (collectively "Claims"), to the extent such Claims relate in any way directly or indirectly, in whole or in part to, or are in any way connected with or based upon: the fact that Employee is or was an employee, officer, shareholder, consultant or agent of the Company; the termination of Employee's employment and other positions with the Company; any services performed by Employee


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

for the Company; Employee's employment or non-employment by the Company; or any status, term or condition of such employment, other than, (i) breach of the Employment Agreement, as amended, or (ii) any breach of Employee's Proprietary Information Agreement with the Company.

     3. Continuing Obligations. Nothing in this Mutual Release shall affect the
        ----------------------
parties' obligations under this Mutual Release, the Transition Agreement, Employee's Employment Agreement with the Company, as amended, Employee's Proprietary Information Agreement with the Company or the Indemnity Agreement between Employee and the Company.

     4. Section 1542. Employee and the Company expressly waive and relinquish
        ------------
any and all rights which such party may have under section 1542 of the California Civil Code, which reads as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     IN WITNESS WHEREOF, the undersigned have executed this Mutual Release as of this 31st of December, 1996.

                                       NETCOM ON-LINE COMMUNICATION
                                       SERVICES, INC.



                                       By
                                          -------------------------------------

                                       Title
                                             ----------------------------------



                                       ----------------------------------------
                                                   Donald Hutchison


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